ERC Note
SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement"), dated as of October __, 2022, is entered into by and between UNIQUE FABRICATING NA, INC., a Delaware corporation ("Borrower"), UNIQUE-CHARDAN, INC., a Delaware corporation, UNIQUE MOLDED FOAM TECHNOLOGIES, INC., a Delaware corporation, UNIQUE PRESCOTECH, INC., a Delaware corporation, UNIQUE FABRICATING REALTY, LLC a Michigan limited liability company, and UNIQUE FABRICATING SOUTH, INC., a Michigan corporation, (collectively called, together with Borrower and each of the other person which becomes a debtor hereunder from time to time (together with the Borrower, the "Debtors" and each referred to herein as a "Debtor"), and under the Note, dated of even date herewith, in the principal amount of $1,500,000 issued by Borrower to each of the persons identified on Exhibit A (the "Holder");

WITNESSETH THAT:

WHEREAS, the Debtors are (or will be with respect to after-acquired property) the legal and beneficial owners and the holders of the Collateral (as defined in Section 1 hereof); and

WHEREAS, pursuant to that certain Note (as it may hereafter from time to time be restated, amended, modified or supplemented, the "Note") of even date herewith by and among Borrower, and the Holder, in the principal amount of $1,500,000, the payment of which is guaranteed by Guarantors now or hereafter party to the Guaranty, as defined therein (the "Guarantors"), the Holder has agreed to make certain loans to the Borrower; and

WHEREAS, the obligation of the Holder to make loans under the Note is subject to the condition, among others, that the Note be secured and otherwise as more fully described herein in the manner set forth herein.

NOW, THEREFORE, intending to be legally bound hereby, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. Terms which are used but not defined herein shall have the meanings assigned to such terms in the Note, and the rules of construction set forth in the Note apply to this Agreement. The following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

(a) "Code" means the Uniform Commercial Code as in effect in the State of New York on the date hereof and as amended from time to time except to the extent that the conflict of law rules of such Uniform Commercial Code shall apply the Uniform Commercial Code as in effect from time to time in any other state to specific property or other matters.

(b) "Collateral" means all of each Debtor's right, title and interest in, to and under the following described property of such Debtor (each capitalized term used in this Section 1(b) shall have in this Agreement the meaning given to it by the Code):

(i) Entrotech Shares and the ERC Receivables;

ERC Note
(ii) all Proceeds and products of each of the foregoing, present and future business records and information, including computer tapes and other storage media containing the same and computer programs and software (including, without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information, all supporting obligations related thereto, and all accessions of and to, substitutions and replacements for, and profits and products of each of the foregoing;
provided, that, "Collateral" shall not include Excluded Property.

(c) "Excluded Property" means any permit or license or any contractual obligation entered into by a Debtor (A) that prohibits or requires the consent of any Person which has not been obtained as a condition to the creation by such Debtor of a Lien on any right, title or interest in such permit, license or contractual obligation or (B) to the extent that any Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code or any other Law, provided, however, "Excluded Property" shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

(d) "First Priority" means with respect to any lien and security interest purported to be created in any Collateral pursuant to this Agreement, such lien and security interest is the most senior lien to which such Collateral is subject.

(e) "Law" means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any governmental entity, agency, division of department, foreign or domestic.

(f) "Loan Documents" means the Note, the Guarantees and this Agreement and any other document or instrument entered into by Holder and any Debtor with respect to the Loan.

(g) "Permitted Liens" mean the security interest of the (1) Holders of the Note of even date herewith in the principal amount of $2,500,000 and (2) the Agent and Lenders pursuant to an Amended and Restated Credit Agreement dated November 8, 2018, as amended.

(h) "Proceeds" means "proceeds" as such term is defined in Section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto.

(i) "Secured Obligations" shall mean and include the following: (i) all now existing and hereafter arising Indebtedness, obligations, and liabilities, whether for principal, interest, fees, expenses or otherwise of the Borrower or any of the other Debtors to the Holder or any Affiliate thereof, under the Note or any of the other Loan Documents, as any of the same or any one or more of them may from time to time be amended, restated, modified, or supplemented, together with any and all extensions, renewals, refinancings, and refundings thereof in whole or in part (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with

ERC Note
respect to the Borrower and/or any of the other Debtors or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied); (ii) all indebtedness, loans, obligations, expenses and liabilities of the Borrower and/or any of the other Debtors to the Holder, or any Affiliate thereof; and (iii) any sums advanced by the Holder or which may otherwise become due pursuant to the provisions of the Note, this Agreement, or any other Loan Documents or pursuant to any other document or instrument at any time delivered to the Holder in connection therewith, including, without limitation, fees and charges, and indemnification obligations under any such document or instrument, together with all interest payable on any of the foregoing, whether such sums are advanced or otherwise become due before or after the entry of any judgment for foreclosure or any judgment on any Loan Document or with respect to any default under any of the Secured Obligations.

2. As security for the due and punctual payment and performance of the Secured Obligations in full, each Debtor hereby agrees that the Holder shall have, and each Debtor hereby grants to and creates in favor of the Holders, (x) a continuing First Priority lien on and security interest under the Code in and to the [ERC Receivables] and (y) a subordinate continuing lien on and security interest in the [Entrotech Shares], subject only to Permitted Liens. Without limiting the generality of Section 4 below, each Debtor further agrees that with respect to each item of the Collateral as to which (i) the creation of a valid and enforceable security interest is not governed exclusively by the Code, or (ii) the perfection of a valid and enforceable first priority security interest therein under the Code cannot be accomplished either by the Holder taking possession thereof or by the filing in appropriate locations of appropriate Code financing statements executed by such Debtor, such Debtor will at its expense execute and deliver to the Holder and hereby does authorize the Holder to execute and file such documents, agreements, notices, assignments and instruments and take such further actions as may be requested by the Holder from time to time for the purpose of creating a valid and perfected first priority Lien on such item, subject only to Permitted Liens, enforceable against such Debtor and all third parties to secure the Secured Obligations.

3. Each Debtor represents and warrants to the Holder that (a) the Debtors have good and marketable title to the Collateral, (b) except for the security interest granted to and created in favor of the Holder and Permitted Liens, all the Collateral is free and clear of any Lien, (c) the Debtors will use commercially reasonable efforts to defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, [(d) the ERC Receivable is genuine and the Debtors will defend the same against all claims, demands, recoupment, setoffs, and counterclaims at any time asserted, (e) the exact legal name of each Debtor is as set forth on the signature page hereto, and (f) the state of incorporation, formation or organization as applicable, of each Debtor is as set forth on Schedule A hereto. Further, each Debtor represents and warrants that (i) this Agreement creates a valid security interest in favor of the Holder, in the Collateral, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity and (ii) the security interests granted hereunder in favor of the Holder, will constitute a [First Priority] security interest (subject only to Permitted Liens) and

ERC Note
will be perfected, with respect to the Collateral of such Debtor, upon the proper filing of the financing statements in the jurisdiction of the state of formation of such Debtor as indicated on Schedule A hereto, and with respect to Collateral which cannot be perfected by the filing of a financing statement, upon taking of the other steps contemplated by this Agreement and the other Financing Documents.

4. Each Debtor will faithfully preserve and protect the Holder’s security interest in the Collateral as a prior perfected security interest under the Code, superior and prior to the rights of all third Persons, except, if applicable, for holders of Permitted Liens, and will do all such other acts and things and will, upon request therefor by the Holder, execute, deliver, file and record, and each Debtor hereby authorizes the Holder to so file, all such other documents and instruments, including, without limitation, financing statements, security agreements, assignments and documents and powers of attorney with respect to the Collateral, and pay all filing fees and taxes related thereto, as the Holder in its reasonable discretion may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect, and protect said security interest (including the filing at any time or times after the date hereof of financing statements under, and in the locations advisable pursuant to, the Code); and, each Debtor hereby irrevocably appoints the Holder, its officers, employees and agents, or any of them, as attorneys-in-fact for each Debtor to execute, deliver, file and record such items for such Debtor and in the Debtor's name, place and stead to preserve, continue, perfect and protect said security interest. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.

5. Each Debtor covenants and agrees that:

(a) it will defend the Holder’s right, title and lien on and security interest in and to the Collateral and the Proceeds thereof against the claims and demands of all Persons whomsoever, other than a holder of Permitted Liens, if any, and any Person claiming a right in the Collateral pursuant to an agreement between such Person and the Holder;

(b) it will not suffer or permit to exist on any Collateral any Lien except for Permitted Liens;

(c) it will not take or omit to take any action, the taking or the omission of which would reasonably be expected to result in a material alteration (except as permitted by the Note) or impairment of the Collateral or of the Holder's rights under this Agreement;

(d) it will (i) except for such Collateral delivered to the Holder pursuant to this Section or otherwise now or hereafter under the control of the Holder, obtain and maintain sole and exclusive possession of the Collateral, (ii) maintain its chief executive office and keep the Collateral and all records pertaining thereto at the locations specified on the Security Interest Data Summary attached hereto as Schedule A, unless it shall have given the Holder prior notice and taken any action reasonably requested by the Holder to maintain its security interest therein, (iii) deliver to the Holder possession of all Collateral the possession of which is required to perfect the Holder's Lien thereon or security interest therein or the possession of which grants priority over a Person filing a financing statement with respect thereto, (iv) execute control agreements and cause other Persons to execute acknowledgments in form and substance satisfactory to the Holder evidencing the Holder's control with respect to all Collateral, the control or acknowledgment of which perfects the Holder's security interest therein, including, if

ERC Note
any, Deposit Accounts and Investment Property, and (vi) keep materially accurate and complete books and records concerning the Collateral and such other books and records as the Holder may from time to time reasonably require;

(e) it will promptly furnish to the Holder such information and documents relating to the Collateral as the Holder may reasonably request, including, without limitation, all invoices, Documents, contracts, Instruments and other writings pertaining to such Debtor's contracts or the performance thereof, all of the foregoing to be certified upon request of the Holder by an authorized officer of such Debtor;

(f) it will not change its state of incorporation, formation or organization, as applicable, without providing thirty (30) days' prior written notice to the Holder;

(g) it will not change its name without providing thirty (30) days' prior written notice to the Holder;

(h) it shall preserve its current existence as a corporation, partnership or a limited liability company, as applicable, and except as permitted by any of the Loan Documents, shall not (i) in one, or a series of related transactions, merge into or consolidate with any other entity, the survivor of which is not the Debtor, or (ii) sell all or substantially all of its assets;

(i) it hereby authorizes the Holder to, at any time and from time to time, file in any one or more jurisdictions, financing statements that describe the Collateral, together with continuation statements thereof and amendments thereto, without the signature of such Debtor and which contain any information required by the Code or any other applicable statute applicable to such jurisdiction for the sufficiency or filing office acceptance of any financing statements, continuation statements, or amendments. Each Debtor agrees to furnish any such information to the Holder promptly upon request. Any such financing statements, continuation statements, or amendments may be signed by Holder on behalf of such Debtor if the Holder so elects and may be filed at any time in any jurisdiction; and

(k) it shall at any time and from time to time take such steps as the Holder may reasonably request as are necessary for the Holder to insure the continued perfection of the Holder’s security interest in the Collateral with the same priority required hereby and the preservation of its rights therein.

6. The Holder shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Holder takes such action for that purpose as the Debtor shall request in writing; provided that such requested action will not, in the judgment of the Holder, impair the security interest in the Collateral created hereby or the Holder’s rights in, or the value of, the Collateral; provided, further, that such written request is received by the Holder in sufficient time to permit the Holder to take the requested action.

7. The pledge, security interests and other Liens and the obligation of each Debtor hereunder shall not be discharged until payment in full of the Secured Obligations. The pledge, security interests, and other Liens and the Obligations of each Debtor hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by Holder, or any other obligor on any of the Secured Obligations, or by any other act

ERC Note
or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Debtor or which would otherwise operate as a discharge of the Debtor as a matter of law or equity. Without limiting the generality of the foregoing, each Debtor hereby agrees and acknowledges that the pledge, security interests, and other Liens given by such Debtor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following at any time and from time to time:

(a) Any lack of genuineness, legality, validity, enforceability, or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Secured Obligations and regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of the Secured Obligations, any of the terms of the Loan Documents, or any rights of the Holder or any other Person with respect thereto;

(b) Any increase, decrease, or change in the amount, nature, type or purpose of any of the Secured Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Secured Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document or any of the Secured Obligations;

(c) Any failure to assert any breach of or default under any Loan Document or any of the Secured Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against any Debtor or any other Person under or in connection with any Loan Document or any of the Secured Obligations; any refusal of payment or performance of any of the Secured Obligations, whether or not with any reservation of rights against any Debtor; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Secured Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Secured Obligations or, if any collections are applied to Secured Obligations, any application to particular Secured Obligations;

(d) Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Holder or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by Holder or any other Person in respect of, any direct or indirect security for any of the Secured Obligations (including the Collateral). As used in this Agreement, "direct or indirect security" for the Secured Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Secured Obligations, made by or on behalf of any Person;

ERC Note
(e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the existing structure or existence of, any Debtor or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Debtor or any other Person; or any action taken or election (including any election under Section 1111(b)(2) of the United States Bankruptcy Code or any comparable law of any jurisdiction) made by Holder or any Debtor or by any other Person in connection with any such proceeding;

(f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Debtor or any other Person with respect to any Loan Document or any of the Secured Obligations; or any discharge by operation of law or release of any Debtor or any other Person from the performance or observance of any Loan Document or any of the Secured Obligations; or

(g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a guarantor or a surety, including each Debtor, excepting only full, strict, payment in full of the Secured Obligations.

8. Each Debtor hereby waives any and all defenses which such Debtor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like, and each Debtor hereby waives any defense to or limitation on its obligations under this Agreement arising out of or based on any event or circumstance referred to in the immediately preceding section hereof. Without limiting the generality of the foregoing and to the fullest extent permitted by applicable law, each Debtor hereby further waives each of the following:

(a) All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve any rights against any Debtor, including the following: any notice of any event or circumstance described in the immediately preceding section hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Secured Obligations; any notice of the incurrence of any Secured Obligations; any notice of any default or any failure on the part of the Debtors or any other Person to comply with any Loan Document or any of the Secured Obligations or any requirement pertaining to any direct or indirect security for any of the Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of the Debtors or any other Person;

(b) Any right to any marshalling of assets, to the filing of any claim against such Debtor or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against such Debtor or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any requirement of promptness or diligence on the part of the Holder or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this

ERC Note
Agreement or any other Loan Document, and any requirement that such Debtor receive notice of any such acceptance; and

(c) Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, "one action" laws or the like), or by reason of any election of remedies or other action or inaction by the Holder (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of the Collateral for any of the Secured Obligations), which results in denial or impairment of the right of the Holder to seek a deficiency against such Debtor or any other Person or which otherwise discharges or impairs any of the Secured Obligations.

9. (a) At any time and from time to time whether or not an Event of Default then exists and without prior notice to or consent of any Debtor, the Holder may, at its option, take such actions as the Holder deems appropriate (i) to attach, perfect, continue, preserve and protect the Holder’s security interest in, or Lien on, the Collateral, (ii) to inspect, audit and verify the Collateral, including reviewing all of each Debtor's books and records and copying and making excerpts therefrom and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by the Debtors to the Holder for the benefit of the Holder within ten (10) days after demand; provided that so long as no Default or Event of Default has occurred and is continuing, Debtor shall not be obligated to reimburse Holder for more than one such inspection in any calendar year; provided further however, Debtor shall be obligated to reimburse Holder for all inspections performed after the occurrence and during the continuance of a Default or Event of Default.

(b) At any time and from time to time while an Event of Default exists and is continuing and without prior notice to or consent of any Debtor, the Holder may, at its option, take such action as the Holder deems appropriate (i) to maintain, repair, protect and insure the Collateral, (ii) to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of the Debtors hereunder, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by the Debtors to the Holder for the benefit of the Holder within ten (10) days after demand.

10. While there exists any Event of Default under the Note:

(a) The Holder shall have, and may exercise, all the rights and remedies available to a secured party under the Code in effect at the time, and such other rights and remedies as may be provided at Law and as set forth below, including, without limitation, the ability to (i) take possession immediately, with or without notice, demand, or legal process, of any all of the Collateral wherever found, and for such purposes, enter upon any premises upon which the Collateral may be found and remove the Collateral therefrom, (ii) require any Debtor to assemble the Collateral and deliver it to the Holder or to any place designated by the Holder at the Debtors' expense, (iii) take over and collect all Collateral, and to this end each Debtor hereby appoints the Holder, its officers, employees and agents, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to (1) receive, open and dispose of all mail addressed to any Debtor and notify postal authorities to change the address for delivery thereof to such address as the Holder may designate, (2) demand payment of the Collateral, (3) enforce payment of the Collateral by legal proceedings or otherwise, (4) exercise all of any Debtor's rights and remedies

ERC Note
with respect to the collection of the Collateral, (5) settle, adjust, compromise, extend or renew the Collateral, (6) settle, adjust or compromise any legal proceedings brought to collect the Collateral, (7) to the extent permitted by applicable Law, sell or assign the Collateral or any portion thereof upon such terms, for such amounts and at such time or times as the Holder deems advisable, (8) discharge and release the Collateral, (9) take control, in any manner, of any item of payment or Proceeds, (10) prepare, file and sign any Debtor's name on any proof of claim in relief proceeding or similar document against any account debtor, (11) prepare, file and sign any Debtor's name on any notice of Lien, assignment or satisfaction of Lien or similar document, (12) do all acts and things necessary, in the Holder's sole discretion, to fulfill each Debtor's obligations to the Holder under the Note, Loan Documents or otherwise, (13) endorse the name of any Debtor upon any check, Document, Instrument, or similar document or agreement, (14) use any Debtor's stationery and sign such Debtor's name (15) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Collateral or proceeds thereof to which any Debtor has access, (iv) demand, sue for, collect, compromise and give acquittances for any and all Collateral, (v) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Collateral, and (vi) take such other action as the Holder may deem appropriate. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement. To the extent permitted by Law, each Debtor hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Holder pursuant to this Agreement, except claims for physical damage to the Collateral, Persons or other property arising from gross negligence or willful misconduct by the Holder.

(b) Holder shall have the right to lease, sell or otherwise dispose of all or any of the Collateral at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by Law (it being agreed by the Debtors that, in the absence of any contrary requirement of Law, ten (10) days' prior notice of a public or private sale of Collateral shall be deemed reasonable notice), in lots or in bulk, for cash or on credit, all as the Holder, in its sole discretion, may deem advisable. Such sales may be adjourned from time to time with or without notice. The Holder shall have the right to conduct such sales on any Debtor's premises or elsewhere and shall have the right to use any Debtor's premises without charge for such sales for such time or times as the Holder may see fit. The Holder may purchase all or any part of the Collateral at public or, if permitted by Law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.

(c) Each Debtor, at its cost and expense (including the cost and expense of any of the following referenced consents, approvals, etc.), will promptly execute and deliver or cause the execution and delivery of all applications, certificates, instruments, registration statements, and all other documents and papers the Holder may request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, accreditation, or authorization of any other official body or other Person necessary or appropriate for the effective exercise of any rights hereunder or under the other Loan Documents. Without limiting the generality of the foregoing, each Debtor agrees that in the event the Holder shall exercise its rights hereunder or pursuant to the other Loan Documents, to sell, transfer, or otherwise dispose of, or vote, consent, operate, or take any other action in connection with any of the Collateral, each Debtor shall execute and deliver (or cause to be executed and delivered) all applications, certificates, assignments and other documents that the Holder requests, to facilitate such actions and shall otherwise promptly, fully, and diligently cooperate with the Holder and any other Persons in making any application

ERC Note
for the prior consent or approval of any official body or any other Person to the exercise by the Holder of any such rights relating to all or any of the Collateral. Furthermore, because each Debtor agrees that the remedies at law of the Holder for failure of such Debtor to comply with this subsection (c) would be inadequate, and that any such failure would not be adequately compensable in damages, each Debtor agrees that this Subsection (c) may be specifically enforced.

(d) [Intentionally left blank].

(e) Nothing in this Agreement waives any duty of the Holder or any right of Debtor which cannot be waived under Section 9-602 of the Code or other mandatory provisions of applicable Law which cannot be waived.

11. The Lien on and security interest in the Collateral granted to and created in favor of the Holder by this Agreement shall be for the benefit of the Holder. Each of the rights, privileges, and remedies provided to the Holder hereunder or otherwise by Law with respect to the Collateral shall be exercised by the Holder only for its own benefit, and any of the Collateral or Proceeds thereof held or realized upon at any time by the Holder shall be applied as set forth in the Note. Each Debtor shall remain liable to the Holder, and shall pay to the Holder, any deficiency which may remain after such sale or collection.

12. If the Holder repossesses or seeks to repossess any of the Collateral pursuant to the terms hereof following the occurrence and during the continuance of an Event of Default, then to the extent it is commercially reasonable for the Holder to store any Collateral on any premises of any Debtor, such Debtor hereby agrees to lease to the Holder on a month-to-month tenancy for a period not to exceed ninety (90) days at the Holder's election, at a rental rate equal to One Dollar ($1.00) per month (if such Debtor owns the premises), and at the current rental rate per month (if such Debtor leases the premises), the premises on which the Collateral is located; provided it is located on premises owned or leased by such Debtor.

13. Upon payment in full of the Secured Obligations and termination of the Note, this Agreement shall terminate and be of no further force and effect, and the Holder shall thereupon promptly return to such Debtor such of the Collateral and such other documents delivered by the Debtor or obtained by the Holder hereunder as may then be in the Holder 's possession, subject to the rights of third parties. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

14. No failure or delay on the part of the Holder in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Holder hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default. All waivers under this Agreement must be in writing. The rights and remedies of the Holder under this Agreement are cumulative and in addition to any rights or remedies which it may otherwise have, and the Holder may enforce any one or more remedies hereunder successively or concurrently at its option.

ERC Note
15. All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be given or made as provided in the Note.

16. Each Debtor agrees that as of the date hereof, all information contained on the Security Interest Data Summary attached hereto as Schedule A is accurate and complete and contains no omission or misrepresentation. Each Debtor shall promptly notify the Holder of any changes in the information set forth thereon.

17. Each Debtor acknowledges that the provisions hereof giving the Holder rights of access to books, records and information concerning the Collateral and such Debtor's operations and providing the Holder access to such Debtor's premises are intended to afford the Holder with immediate access to current information concerning the Debtor and its activities, including without limitation, the value, nature and location of the Collateral so that the Holder can, among other things, make an appropriate determination after the occurrence of an Event of Default, whether and when to exercise its other remedies hereunder and at Law, including, without limitation, instituting a replevin action should the Debtor refuse to turn over any Collateral to the Holder. Each Debtor further acknowledges that should such Debtor at any time fail to promptly provide such information and access to the Holder, such Debtor acknowledges that the Holder would have no adequate remedy at Law to promptly obtain the same. Each Debtor agrees that the provisions hereof may be specifically enforced by the Holder and waives any claim or defense in any such action or proceeding that the Holder has an adequate remedy at Law.

18. This Agreement shall be binding upon, and inure to the benefit of, the Holder and its respective successors and assigns, and the Debtors and the respective successors and assigns of each, except that the Debtors may not assign or transfer its obligations hereunder or any interest herein.

19. This Agreement shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of said State excluding its rules relating to conflicts of law.

20. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

21. Each Debtor hereby irrevocably submits to the nonexclusive jurisdiction of any New York state or federal court sitting in New York County, New York in any action or proceeding arising out of or relating to this Agreement, and each Debtor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each Debtor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Debtor hereby appoints the process agent identified below (the "Process Holder") as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Debtor in care of the Process Holder at the Process Holder’s address, and each Debtor hereby authorizes and directs the Process Holder to receive such service on its behalf. Each Debtor agrees that a final judgment in

ERC Note
any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law. Each Debtor further agrees that it shall, for so long as any commitment or any obligation of any Credit Party to any Lender remains outstanding, continue to retain Process Holder for the purposes set forth in this Section 22. The Process Holder for each Debtor shall be Unique Fabricating NA, Inc., with an office on the date hereof as set forth herein. The Process Holder hereby accepts the appointment of Process Holder by the Debtors and agrees to act as Process Holder on behalf of the Debtors.

22. EXCEPT AS PROHIBITED BY LAW, EACH DEBTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.

23. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Each Debtor acknowledges and agrees that a telecopy transmission to the Holder or any Lender of the signature pages hereof purporting to be signed on behalf of the Debtor shall constitute effective and binding execution and delivery hereof by such Debtor.

[SIGNATURE PAGES FOLLOW]

ERC Note

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the day and year first above set.

UNIQUE FABRICATING NA, INC.

By:_____________________________________

Its: President and CEO__________________

UNIQUE-CHARDAN, INC.

By:_____________________________________
Its: President and CEO__________________

UNIQUE MOLDED FOAM TECHNOLOGIES, INC.

By:_____________________________________
Its: President and CEO__________________

UNIQUE PRESCOTECH, INC.

By:_____________________________________
Its: President and CEO__________________

UNIQUE FABRICATING REALTY, LLC
By:_____________________________________
Its: President and CEO__________________

UNIQUE FABRICATING SOUTH, INC.

By:_____________________________________
Its: President and CEO__________________

ERC Note
Holder:

Authorized Signature

______________________________________________________
Print Name of Signatory and Capacity in which Signed if an Entity

______________________________________________________
Signature (if applicable)

______________________________________________________
Print Name of above Signatory

ERC Note
EXHIBIT A

HOLDERS:

ERC Note

SCHEDULES

TO

SECURITY AGREEMENT

All defined terms used in these Schedules shall have the meanings ascribed to them in the above-referenced Security Agreement, as amended as of the date hereof, unless otherwise defined herein. Materials attached hereto are incorporated by reference herein and made a part hereof.

ERC Note

SCHEDULE A

TO

SECURITY AGREEMENT

Security Interest Data Summary

1. Debtors’ Jurisdictions of Organization; Chief Executive Office; EIN and Org ID

Legal Name	Jurisdiction of Organization	Chief Executive Office	Federal EIN	State-issued Organizational ID
Unique Fabricating NA, Inc.	Delaware	800 Standard Parkway Auburn Hills, Michigan 48326	52-2108349	2915564
Unique-Chardan, Inc.	Delaware	800 Standard Parkway, Auburn Hills, Michigan 48326	46-4688350	5472526
Unique Prescotech, Inc.	Delaware	800 Standard Parkway, Auburn Hills, Michigan 48326	46-4169729	5435085
Unique Fabricating Realty, LLC	Michigan	800 Standard Parkway, Auburn Hills, Michigan 48326	N/A	B2094F
Unique Fabricating South, Inc.	Michigan	800 Standard Parkway, Auburn Hills, Michigan 48326	38-3299868	360750

2. Debtors’ Trade names: None.

3. All of the Debtors’ books and records, including those relating to the Collateral, are kept at the Debtors’ chief executive office as described in Paragraph 1 above, except as specified below:

None.